UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 6, 2014

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CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 6, 2014, substantially concurrently with, and as part of, the satisfaction of the escrow release conditions described below and set forth in the Escrow Agreement (the “Escrow Agreement”), dated as of May 1, 2014, among Clear Channel Communications, Inc. (the “Company”), CCU Escrow Corporation (the “Escrow Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”) and escrow agent (the “Escrow Agent”), the Company entered into a Supplemental Indenture (the “Supplemental Indenture”) with the Trustee, pursuant to which it expressly and unconditionally assumed all of the obligations of the Escrow Issuer under the 10.0% Senior Notes due 2018 (the “Notes”) and the Indenture, dated as of May 1, 2014, between the Escrow Issuer and the Trustee, and ratified and agreed to be bound by all of the terms of the Indenture and the Notes.

On May 1, 2014, pursuant to the Escrow Agreement, upon the closing of the offering of the Notes the Escrow Issuer deposited the gross proceeds from the offering of the Notes into a segregated escrow account held by the Escrow Agent until the date on which certain escrow release conditions were satisfied.  The escrow conditions, which were satisfied on June 6, 2014, included the substantially concurrent (1) redemption of $567.1 million in aggregate principal amount of the Company’s 5.5% senior notes due 2014 (the “2014 Legacy Notes”) and of $241.0 million in aggregate principal amount of the Company’s 4.9% senior notes due 2015 (the “2015 Legacy Notes”) and (2) assumption of the Escrow Issuer’s obligations under the Notes by the Company (the “Assumption”). As part of the Assumption, on June 6, 2014, the Company executed and delivered the Supplemental Indenture and the Escrow Issuer merged with and into the Company, with the Company continuing as the surviving corporation.

Following the Assumption, the Notes are the senior unsecured obligations of the Company and are not guaranteed by any of the Company’s parent companies or any of its subsidiaries.

The Notes mature on January 15, 2018 and bear interest at a rate of 10.0% per annum in cash. Interest will be payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2014.

The Company may redeem the Notes at its option, in whole or part, at any time prior to July 15, 2016, at a price equal to 100% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after July 15, 2016, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets; (ii) enter into certain sale-leaseback transactions; and (iii) merge, consolidate or sell all or substantially all of the Company’s assets. The Indenture also provides for customary events of default.

The Notes were offered only in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing is only a summary of the material terms of the Supplemental Indenture, the Indenture and the Notes and does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, the Indenture and the Notes, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01                      Other Events

On June 6, 2014, to satisfy the escrow release conditions set forth in the Escrow Agreement, the Company redeemed $567.1 million aggregate principal amount of the 2014 Legacy Notes and $241.0 million aggregate principal amount of the 2015 Legacy Notes by paying a make-whole price equal to approximately 101.4316% of the principal amount of the 2014 Legacy Notes being redeemed and approximately 104.2256% of the principal amount of the 2015 Legacy Notes being redeemed, plus accrued and unpaid interest from the last interest payment date to, but excluding, June 6, 2014.

On June 6, 2014, the Company issued a press release announcing the consummation of the Assumption, the merger of the Escrow Issuer with and into the Company, with the Company as the surviving corporation, and the redemption of the 2014 Legacy Notes and the 2015 Legacy Notes.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of June 6, 2014, among Clear Channel Communications, Inc. and U.S. Bank National Association, as trustee.
4.2	Indenture, dated as of May 1, 2014, among CCU Escrow Corporation and U.S. Bank National Association, as trustee.
4.3	Form of 10.0% Senior Notes due 2018 (incorporated by reference to Exhibit 4.2 filed herewith).
99.1	Press Release issued by Clear Channel Communications, Inc. on June 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: June 6, 2014	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of June 6, 2014, among Clear Channel Communications, Inc. and U.S. Bank National Association, as trustee.
4.2	Indenture, dated as of May 1, 2014, among CCU Escrow Corporation and U.S. Bank National Association, as trustee.
4.3	Form of 10.0% Senior Notes due 2018 (incorporated by reference to Exhibit 4.2 filed herewith).
99.1	Press Release issued by Clear Channel Communications, Inc. on June 6, 2014.